Exhibit 4.1

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TRIMBLE NAVIGATION

SAVINGS AND RETIREMENT PLAN

EFFECTIVE SEPTEMBER 1, 1988

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2013)

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TRIMBLE NAVIGATION

SAVINGS AND RETIREMENT PLAN

Trimble Navigation Limited, a corporation with principal offices in the State of California, established the Trimble Navigation Savings and Retirement Plan (the “Plan”) to provide benefits to those of its Employees and the Employees of its affiliates who were eligible to participate as provided therein effective September 1, 1988. The Plan was amended and restated effective January 1, 1991 to comply with the then current law. The Plan was subsequently amended and restated effective January 1, 1994, to incorporate additional provisions of the Tax Reform Act of 1986, subsequent legislation and extensive Internal Revenue Service Regulations.

The Plan was thereafter amended and restated effective as of January 1, 2000, in order to satisfy the applicable requirements of GATT (Uruguay Round Agreements Act of the General Agreement on Tariffs and Trade, enacted December 8, 1994), USERRA (Uniformed Services Employment and Reemployment Rights Act of 1994), SBJPA (Small Business Job Protection Act of 1996), TRA ‘97 (Taxpayer Relief Act of 1997), and RRA ‘98 (Restructuring and Reform Act of 1998).

The January 1, 2000 amended and restated Plan was effective subject to receipt of an Internal Revenue Service determination that the Plan as amended and restated met all applicable requirements of Section 401(a) of the Code (as defined in subsection 1(g)), that employer contributions thereto remained deductible under Section 404 of the Code and that the fund maintained with respect thereto was tax exempt under Section 501(a) of the Code.

The January 1, 2000 amendment and restatement of the Plan received an Internal Revenue Service determination letter with regard to the matters described in the preceding two

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paragraphs. The Plan was then amended and restated in order to comply with the Community Renewal Tax Relief Act of 2000 (the “2000 Act”) and the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”), and to reflect the merger of the Tripod Data Systems, Inc. Employee Savings Plan into this Plan. The January 1, 2002 amendment and restatement of the Plan received an Internal Revenue Service determination letter with regard to the matters described in this paragraph.

The January 1, 2002 amendment and restatement of the Plan was amended and restated effective January 1, 2007 in order to comply with the 2001 Act and the Pension Protection Act of 2006. The January 1, 2007 amendment and restatement of the Plan received a favorable determination letter with regard to the matters described in this paragraph. The Plan is now being amended and restated in order to incorporate additions to the January 1, 2007 amendment and restatement of the Plan, which include subsequent legislation and regulations. Upon approval by the Company, the amended and restated Plan will become effective January 1, 2013.

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1.	DEFINITIONS

(a) “ACCOUNT” shall mean on any date of determination the value of a Member’s share of the Fund.

(i) “SALARY DEFERRAL ACCOUNT” shall mean a portion of the Member’s Account derived from Participating Company contributions under subsection 4(a).

(ii) “ROLLOVER ACCOUNT” shall mean the portion of the Member’s Account derived from amounts transferred to the Fund under subsection 4(i).

(iii) “EMPLOYER CONTRIBUTION ACCOUNT” shall mean the portion of the Member’s Account derived from Participating Company contributions under subsection 4(f). Such account shall consist of the following two sub-accounts:

(A) “MATCHING CONTRIBUTION ACCOUNT,” which shall mean the portion of the Member’s Account derived from matching contributions under subsection 4(f)(i); and

(B) “NON-ELECTIVE CONTRIBUTION ACCOUNT,” which shall mean the portion of the Member’s Account derived from non-elective contributions under subsection 4(f)(ii).

(iv) ROTH DEFERRAL ACCOUNT” shall mean a portion of the Member’s Account derived from Participating Company Contributions under subsection 4(b).

(v) “ROTH IN-PLAN CONVERSION ACCOUNT” shall mean a portion of the Member’s Account derived from amounts converted under Subsection (4)(m).

(vi) “ROTH ROLLOVER ACCOUNT” shall mean a portion of the Member’s Account derived from amounts transferred to the Fund under Subsection (4)(o).

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(b) “ADMINISTRATIVE COMMITTEE” or “COMMITTEE” shall mean the individual or group of individuals designated pursuant to subsection 2(b) to control and manage the operation and administration of the Plan to the extent set forth herein.

(c) “ADMINISTRATOR” or “PLAN ADMINISTRATOR” shall mean the Company.

(d) “ANNUAL ADDITIONS” shall mean the sum for any Limitation Year of (i) employer contributions, (ii) employee contributions, (iii) forfeitures and (iv) amounts described in Sections 415(1)(1) and 419A(d)(2) of the Code, which are allocated to the account of a Member under the terms of a plan subject to Section 415 of the Code. “Annual Additions” shall include excess contributions as defined in Section 401(k)(8)(B) of the Code, excess aggregate contributions as defined in Section 401(m)(6)(B) of the Code and excess deferrals as described in Section 402(g) of the Code, regardless of whether such amounts are distributed or forfeited. “Annual Additions” shall not include contributions made under subsections 4(i) and 4(o).

(e) “BOARD OF DIRECTORS” shall mean the Board of Directors of the Company.

(f) “CODE” shall mean the Internal Revenue Code of 1986, and the same as may be amended from time to time.

(g) “COMPANY” shall mean Trimble Navigation Limited, a corporation with principal offices in the State of California.

(h) “COMPENSATION” shall mean the total cash remuneration for services paid to an Employee by a Participating Company in a Plan Year plus any amounts allocated to an Employee’s Salary Deferral Account and Roth Deferral Account in accordance with his election authorizing that amounts be withheld from his remuneration and be credited thereto.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 2007,

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the annual Compensation taken into account under the Plan shall not exceed $225,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means compensation during the Plan Year or such other consecutive twelve (12) month period over which compensation is otherwise determined under the Plan (the “determination period”). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

For Plan Years beginning on or after January 1, 2007, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the limitation set forth in the immediately preceding paragraph.

For purposes of applying the Annual Addition limitations as set forth in Section 5, Compensation shall include any elective deferral (as defined in Section 402(g)(3) of the Code), and any amount which is not includable in the Member’s gross income by reason of Sections 125, 457 and 132(f)(4) of the Code.

(i) “DISABILITY” shall mean a determination under the Company’s disability plan that the Member is entitled to receive long-term disability benefits under the Company’s disability plan.

(j) “EFFECTIVE DATE” of this amendment and restatement shall mean January 1, 2013. The original Effective Date of this Plan shall mean September 1, 1988, as amended and restated effective January 1, 1991, and subsequently amended and restated effective January 1, 1994, January 1, 2002, and January 1, 2007.

(k) “EMPLOYEE” shall mean each and every person employed by a Participating Company or a Related Entity. The term “Employee” shall also include a person who is a “leased employee” with respect to the Company or Related Entity. No person who is a “leased

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employee” shall be eligible to participate in this Plan. “Leased employee” shall mean any person who is not an Employee but who provides services to the Company or Related Entity if:

(i) such services are provided pursuant to an agreement between the Company or Related Entity and any leasing organization;

(ii) such person has performed services for the Company or Related Entity (or for the Company or Related Entity and any related person within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year; and

(iii) the services are of a type historically performed by employees in the business field of the Company or Related Entity.

A “leased employee” shall be treated as an Employee of the Company or Related Entity; however, contributions or benefits provided by the leasing organization which are attributable to services performed for the Company or Related Entity shall be treated as provided by the Company or Related Entity. A “leased employee” shall not be treated as an Employee if such “leased employee” is covered by a money purchase pension plan of the leasing organization, and the number of leased employees does not constitute more than twenty percent (20%) of the Company or Related Entity’s Non-Highly Compensated work force as defined by Section 414(n)(5)(C) of the Code. The money purchase pension plan of the leasing organization must provide benefits equal to or greater than: (1) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, (2) immediate participation, and (3) full and immediate vesting.

Effective January 1, 1997, “Leased Employee” shall mean any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other

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person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one (1) year, and such services are performed under the primary direction or control of the recipient.

(l) “ENTRY DATE” shall mean an Employee’s date of hire.

(m) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the same as may be amended from time to time.

(n) “FIDUCIARY” shall mean a person who, with respect to the Plan, (i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control with respect to management or disposition of the Plan’s assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan.

(o) “FUND” shall mean the assets of the Plan. All Investment Categories shall be part of the Fund.

(p) “HIGHLY COMPENSATED EMPLOYEE” for any Plan Year means any Employee who is eligible to become a Member and who:

(i) Was a five-percent (5%) owner at any time during the Plan Year or the preceding Plan Year; or

(ii) For the preceding Plan Year —

(A) Received Total Compensation of more than $100,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment); and

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(B) Was in the Top-Paid Group of Employees for such preceding Plan Year.

For purposes of this Section 1(q), an Employee shall be treated as a five-percent (5%) owner for any Plan Year if at any time during such Plan Year such Employee was a five-percent (5%) owner (as defined in Section 416(i)(1) of the Code).

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the Top-Paid Group, will be made in accordance with Section 414(q) of the Code and regulations thereunder.

(q) “HOUR OF SERVICE” shall mean each hour (i) for which an Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity for the performance of duties or (ii) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Company or a Related Entity. These hours shall be credited to the Employee for the period or periods in which the duties were performed or to which the award or agreement pertains irrespective of when payment is made. For purposes of this subsection, the regulations issued by the Secretary of Labor at 29 CFR 2530.200b - 2(b) and (c) are incorporated by reference. Nothing herein shall be construed as denying an Employee credit for an “Hour of Service” if credit is required by separate federal law.

(r) “INVESTMENT CATEGORY” shall mean any separate investment fund which is made available under the terms of the Plan.

(s) “INVESTMENT MANAGER” shall mean any Fiduciary who:

(i) has the power to manage, acquire, or dispose of any asset of the Plan;

(ii) is:

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(A) registered as an investment adviser under the Investment Advisers Act of 1940;

(B) a bank, as defined in that Act; or

(C) an insurance company qualified to perform services described in subsection 1(t)(i) above under the laws of more than one state; and

(iii) has acknowledged in writing that he is a Fiduciary with respect to the Plan.

(t) “LIMITATION YEAR” shall mean the consecutive twelve (12) month period commencing on January 1st and ending on December 31st.

(u) “MEMBER” shall mean each and every Employee of a Participating Company who satisfies the requirements for participation under Section 3 hereof or who has an Account held under the Plan.

(v) “NORMAL RETIREMENT DATE” shall mean the date on which a Member attains age 65.

(w) “PARTICIPATING COMPANY” shall mean any Related Entity with respect to the Company which adopts this Plan pursuant to Section 16. The term shall also include the Company, unless the context otherwise requires.

(x) “PERIOD OF SERVICE” shall mean the period of time commencing on the date on which an Employee first is credited with an Hour of Service and ending on the next following Severance Date. Furthermore, “Period of Service” shall include the period of time during which the Employee is absent from work, up to the first anniversary of the date on which such absence began, (i) by reason of the Employee’s pregnancy, (ii) by reason of the birth of the Employee’s child, (iii) by reason of the placement of a child with such Employee in connection with an

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adoption of such child by the Employee, (iv) for purposes of caring for a child for a period beginning immediately following birth or placement, or (v) by reason of jury or military duty. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. If a Member dies on or after January 1, 2007 while performing qualified military service (as defined in Code section 414(u)), that Member shall be treated, to the extent required by Code section 401(a)(37) and any Treasury Regulations or other guidance promulgated thereunder, as if he had returned to employment with his most recent Participating Company on the day immediately preceding the date of his death and then terminated employment on account of death.

(y) “PLAN” shall mean Trimble Navigation Savings and Retirement Plan as set forth herein as of the Effective Date and the same as may be amended from time to time.

(z) “PLAN YEAR” shall mean the consecutive twelve (12) month period commencing on January 1st and ending on December 31st.

(aa) “RELATED ENTITY” shall mean (i) all corporations which are members with a Participating Company in a controlled group of corporations within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(c) of the Code, (ii) all trades or businesses (whether or not incorporated) which are under common control with a Participating Company as determined by regulations promulgated under Section 414(c) of the Code, (iii) all trades or businesses which are members of an affiliated service group with a Participating Company within the meaning of Section 414(m) of the Code and (iv) any other entity required to be aggregated with a Participating Company in accordance with regulations under Section 414(o) of the Code; provided, however, for purposes of Section 5, the definition

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shall be modified to substitute the phrase “more than 50%” for the phrase “at least 80%” each place it appears in Section 1563(a)(1) of the Code. Furthermore, for purposes of crediting Hours of Service for eligibility to participate and vesting, Service performed as a leased employee, within the meaning of Section 414(n) of the Code, of a Participating Company or a Related Entity shall be treated as Service performed for a Participating Company or a Related Entity. An entity is a Related Entity only during those periods in which it is included in a category described in this subsection.

(bb) “SERVICE” shall mean the sum of an Employee’s Periods of Service. Service is measured in completed years and days, where 365 days of Service equal one (1) year of Service.

(cc) “SEVERANCE DATE” shall mean the earlier of (i) the date an Employee quits, is discharged, retires or dies or (ii) the first anniversary of the date an Employee is absent from the employ of the Company and all Related Entities for any reason other than an approved leave of absence granted in writing by the Company according to a uniform rule applied without discrimination provided the Employee returns to the employ of the Company or a Related Entity upon completion of the leave. Notwithstanding the foregoing, an Employee who terminates Service to enter the military service of the United States shall not suffer a Severance Date as of such date provided (i) such Employee’s rights are protected by federal law and (ii) such Employee returns to employment with the Company or a Related Entity within the period required by law for preservation of his rights. Under such circumstances, an Employee shall receive credit for Service for his entire period of absence. If the Employee does not return to Service within the time prescribed by law, then the date he terminated employment shall be his Severance Date. In addition, for purposes of subsection 1(f), an Employee shall not suffer a Severance Date until the second anniversary of the date on which such Employee is absent from

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work (i) by reason of the Employee’s pregnancy, (ii) by reason of the birth of the Employee’s child, (iii) by reason of the placement of a child with such Employee in connection with an adoption of such child by the Employee or (iv) for purposes of caring for a child for a period beginning immediately following birth or placement.

Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. If a Member dies on or after January 1, 2007 while performing qualified military service (as defined in Code section 414(u)), that Member shall be treated, to the extent required by Code section 401(a)(37) and any Treasury Regulations or other guidance promulgated thereunder, as if he had returned to employment with his most recent Participating Company on the day immediately preceding the date of his death and then terminated employment on account of death. For the purposes subsection 10(g), Severance Date shall also mean the date on which a Member has been performing service in the uniformed services for a period of more than 30 days.

(dd) “TRUST AGREEMENT” shall mean the agreement between the Company and the Trustee under which the Fund is held.

(ee) “TRUSTEE” shall mean such person, persons or corporate fiduciary designated pursuant to subsection 6(a) to manage and control the Fund pursuant to the terms of the Plan and the Trust Agreement.

(ff) “VALUATION DATE” shall mean each business day that securities are traded on the New York Stock Exchange or any other national securities market.

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2.	ADMINISTRATION OF THE PLAN

(a) ERISA REPORTING AND DISCLOSURE BY ADMINISTRATOR. The Administrator shall file all reports and distribute to Members and beneficiaries reports and other information required under ERISA and the Code.

(b) COMMITTEE. The Company, through its Board of Directors, shall designate an Administrative Committee which shall have the authority to control and manage the operation and administration of the Plan. If the Committee consists of more than two members, it shall act by majority vote. The Committee may (i) delegate all or a portion of the responsibilities of controlling and managing the operation and administration of the Plan to one or more persons and (ii) appoint agents, investment advisers, counsel, or other representatives to render advice with regard to any of its responsibilities under the Plan. The Board of Directors may remove, with or without cause, the Committee or any Committee member. The Committee may remove, with or without cause, any delegate or adviser designated by it.

(c) MULTIPLE CAPACITIES. Any person may serve in more than one fiduciary capacity (including service both as Trustee and Committee member).

(d) COMMITTEE POWERS. The responsibility to control and manage the operation and administration of the Plan shall include, but shall not be limited to, the performance of the following acts:

(i) the filing of all reports required of the Plan, other than those which are the responsibility of the Administrator;

(ii) the distribution to Members and beneficiaries of all reports and other information required of the Plan, other than reports and information required to be distributed by the Administrator;

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(iii) the keeping of complete records of the administration of the Plan;

(iv) the promulgation of rules and regulations for the administration of the Plan consistent with the terms and provisions of the Plan; and

(v) the interpretation of the Plan including the determination of any questions of fact arising under the Plan and the making of all decisions required by the Plan. The Committee’s interpretation of the Plan and any actions and decisions taken in good faith by the Committee based on its interpretation shall be final and conclusive. The Committee may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be expedient to carry the Plan into effect and shall be the sole judge of such expediency.

(e) ALLOCATION OF FIDUCIARY RESPONSIBILITY. The Board of Directors, the Administrator, the Committee, the Trustee and the Investment Manager (if any) possess certain specified powers, duties, responsibilities and obligations under the Plan and the Trust Agreement. It is intended under this Plan and the Trust Agreement that each be responsible solely for the proper exercise of its own functions and that each not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty by another Fiduciary under ERISA’s rules of co-fiduciary responsibility. In general:

(i) the Board of Directors, by resolution at their meetings or by written consent or by any other process permitted under relevant State law, is responsible for appointing and removing the Committee and the Trustee and for amending or terminating the Plan and the Trust Agreement;

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(ii) the Committee is responsible for administering the Plan, for adopting such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business, and for providing a procedure for carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA and the Code;

(iii) the Administrator is responsible for discharging the statutory duties of a plan administrator under ERISA and the Code;

(iv) the Trustee and the Investment Manager are responsible for the management and control of the respective portions of the Fund over which they have control to the extent provided in the Trust Agreement; and

(v) the Fiduciary appointing an Investment Manager is responsible for the appointment and retention of the Investment Manager.

(f) CLAIMS. If, pursuant to the rules, regulations or other interpretations of the Plan, the Committee denies the claim of a Member or beneficiary for benefits under the Plan, the Committee shall provide written notice within 90 days after receipt of the claim, unless special circumstances require an extension of time, in which case the claimant will be notified. The extension should not require more than an additional 90 days. Once a decision is made, the claimant will receive the written notice setting forth in a manner calculated to be understood by the claimant:

(i) the specific reasons for such denial;

(ii) the specific reference to the Plan provisions on which the denial is based;

(iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed;

(iv) an explanation of the Plan’s claim review procedure and the time limitations of this subsection applicable thereto; and

(v) a statement regarding the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

A Member or beneficiary whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee will take into account all comments, documents, records, and other information submitted by the claimant or his authorized representative, without regard to whether such information was submitted or considered in the initial claim for benefits.

The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case a decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall include the following information:

(i) the specific reason or reasons for the adverse determination;

(ii) a reference to the specific Plan provisions on which the benefit determination is based;

(iii) a statement regarding the claimant’s entitlement to request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits;

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(iv) a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures; and

(v) a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

(g) FIDUCIARY COMPENSATION. A Committee member, delegate, or adviser who already receives full-time pay from the Company or a Related Entity shall serve without compensation for his services as such, but he shall be reimbursed pursuant to subsection 2(h) for any reasonable expenses incurred by him in the administration of the Plan. A Committee member, delegate, or adviser who is not already receiving full-time pay from the Company may be paid such reasonable compensation as shall be agreed upon.

(h) PLAN EXPENSES. All expenses of administration of the Plan may be paid by the Company. If the Company does not pay such expenses, then they shall be paid out of the Fund.

(i) FIDUCIARY INSURANCE. If the Committee so directs, the Plan shall purchase insurance to cover the Plan from liability or loss occurring by reason of the act or omission of a Fiduciary provided such insurance permits recourse by the insurer against the Fiduciary in the case of a breach of duty by such Fiduciary.

(j) INDEMNIFICATION. The Company shall indemnify and hold harmless to the maximum extent permitted by its by-laws each Fiduciary who is an Employee or who is an officer or director of any Participating Company or any Related Entity from any claim, damage, loss or expense; including litigation expenses and attorneys’ fees, resulting from such person’s service as a Fiduciary of the Plan provided the claim, damage, loss or does not result from the Fiduciary’s gross negligence or intentional misconduct.

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3.	PARTICIPATION IN THE PLAN

(a) INITIAL ELIGIBILITY. Each and every Employee of a Participating Company eligible to participate in this Plan on December 31, 2012 shall continue to be eligible to participate in this Plan as amended and restated effective January 1, 2013. Each and every other Employee of a Participating Company not excluded under subsection 3(b) shall be eligible and shall qualify to participate in the Plan immediately upon date of hire.

(b) INELIGIBLE EMPLOYEES.

(i) COLLECTIVE BARGAINING AGREEMENT. No Employee whose terms and conditions of employment are determined by a collective bargaining agreement between employee representatives and a Participating Company shall be eligible or qualify for participation unless such collective bargaining agreement provides to the contrary, in which case such Employee shall be eligible or shall qualify for participation upon compliance with such provisions for eligibility or participation as such agreement shall provide; except that no Employee who has selected, or in the future selects, a union shall become ineligible during the period between his selection of the union and the execution of the first collective bargaining agreement which covers him.

(ii) NONRESIDENT ALIEN. A nonresident alien who receives no U.S. source earned income.

(iii) CERTAIN RELATED ENTITIES. No Employee of a Related Entity which is not a Participating Company shall be eligible or qualify for participation.

(iv) PROJECT EMPLOYEES. No project employees shall be eligible to qualify for participation.

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(c) MEASURING SERVICE. For purposes of measuring service, the year of Service computation period shall begin with the date on which the Employee first is credited with an Hour of Service and with each subsequent anniversary thereof.

(d) COMMENCEMENT OF PARTICIPATION. An Employee who satisfies all the requirements for eligibility under subsection 3(a) and who is not excluded under subsection 3(b) shall become a Member on the Entry Date following his timely election authorizing amounts be withheld from his Compensation and be credited to his Salary Deferral Account.

(e) TERMINATION AND REHIRE. An Employee who has satisfied the service requirement of subsection 3(a) applicable to him and who terminates employment shall requalify for participation upon date of rehire in an eligible job classification.

(f) TERMINATION OF MEMBERSHIP. An Employee who becomes a Member shall remain a Member as long as he has an Account held under the Plan.

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4.	CONTRIBUTIONS

(a) SALARY DEFERRAL CONTRIBUTIONS. Each Employee who becomes eligible to participate may elect (or decline to elect) that his Participating Company contribute on his behalf any whole percentage of his Compensation, as he shall elect, subject to the following rules:

(i) AMOUNT. The amount of contribution which may be specified shall be determined by the Committee and may be changed from time to time, but for the first Plan Year and for each subsequent Plan Year prior to the beginning of which the Committee does not announce a different maximum or minimum, a Member may specify any amount equal to any whole percentage of his Compensation, not to exceed fifty percent (50%) thereof and not less than one percent (1%) thereof.

(ii) AUTOMATIC ENROLLMENT.

(A) If an eligible Employee fails to elect (or declines to elect) that his Participating Company contribute on his behalf any whole percentage of his Compensation, as described above, by the last day of the prescribed election period, such eligible Employee shall be deemed to have elected to have his Participating Company contribute on his behalf two percent (2%) of his Compensation and to have that amount contributed to the Plan as Salary Deferral Contributions on his behalf.

(B) If an eligible Employee who became a Member prior to December 1, 2012, is not making Salary Deferral Contributions as of February 1, 2013, such eligible Employee may make an election in the same manner, and subject to the same conditions, as described in subparagraph (i), above. If such Member fails to elect (or declines to elect) that his Participating Company contribute on his behalf

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any whole percentage of his Compensation by the last day of the prescribed election period, he shall be deemed to have elected to have his Participating Company reduce the amount of his Compensation for each Payroll period by two percent (2%) and to have that amount contributed to the Plan as Salary Deferral Contributions on his behalf Notwithstanding the foregoing, this subparagraph (B) shall not apply if, during the period from December 1, 2012 through January 1, 2013, such eligible Employee made an affirmative election to cease Salary Deferral Contributions.

(iii) CHANGE. A Member may change the specified percentage from time to time by making a revised election; the frequency with which such changes are allowed shall be specified in rules established by the Committee, which rules shall permit a change no less often than annually.

(iv) SUSPENSION. A Member may suspend his election at any time.

(v) SALARY REDUCTION. A Member’s compensation for a Plan Year shall be reduced by the amount of the contribution that he elects for such Plan Year.

(vi) ELECTION. All elections shall be made at the time, in the manner, and subject to the conditions specified by the Committee, which shall prescribe uniform and nondiscriminatory rules for such elections. The Participating Companies shall pay over to the Fund all contributions made under this subsection with respect to a Plan Year no later than the earlier of 90 days after the date such contributions are deferred or 30 days after the last day of such Plan Year. Contributions made by Participating Companies under this subsection shall be allocated to the Salary Deferral Accounts of the Members from whose Compensation the contributions were withheld in an amount equal to the amount

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withheld. Such contributions shall be deemed to be employer contributions made on behalf of Members to a qualified cash or deferred arrangement (within the meaning of Section 401(k)(2) of the Code).

Effective February 3, 1997, Elective Deferrals shall be paid over to the Fund as soon as such contributions can reasonably be segregated from the Employer’s general assets, but in no event later than the 15th business day of the month following the month in which such amounts would have been paid to the Member.

(vii) Each Member who is at least age 50 before the close of the taxable year shall be eligible to make catch-up salary deferrals in accordance with, and subject to the limitations of, Section 414(v) of the Code; provided, however, that such catch-up salary deferrals shall not exceed twenty-five percent (25%) of a Member’s Compensation. Such catch-up salary deferrals shall not be taken into account for purposes of provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up salary deferrals. Notwithstanding anything in the Plan to the contrary, Members are eligible to receive matching contributions on catch-up salary deferrals.

(b) ROTH DEFERRAL CONTRIBUTIONS.

(i) Applicability. This Subsection 4(b) will apply to Salary Deferral Contributions beginning on December 1, 2011.

(A) The Plan will accept Roth Deferral Contributions made on behalf of Members. A Member’s Roth Deferral Contributions will be allocated to the

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Member’s Roth Deferral Account. Roth Deferral Contributions are contributions designated irrevocably by the Member at the time of the cash or deferred election as a Roth elective deferral that is being made in lieu of all or a portion of the Salary Deferral Contributions the Member is otherwise eligible to make under the Plan, and treated by the Participating Company as includible in the Member’s income at the time the Member would have received the amount in cash if the Member had not made a cash or deferred election. Such contributions under the Plan are to be made in accordance with this Subsection 4(b).

(B) Unless specifically stated otherwise, Roth Deferral Contributions will be treated as Salary Deferral Contributions for all purposes under the Plan, subject to any ordering rules as determined by the Committee, which will be applied in a uniform and nondiscriminatory manner.

(ii) Separate Accounting.

(A) Contributions and withdrawals of Roth Deferral Contributions will be credited and debited to the Roth Deferral Account maintained for each Member.

(B) The Plan will maintain a record of the amount of Roth Deferral Contributions in each Member’s Account.

(C) Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Member’s Roth Deferral Account and the Member’s other Accounts under the Plan.

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(D) No contributions other than Roth Deferral Contributions and properly attributable earnings will be credited to each Member’s Roth Deferral Account.

(c) SALARY DEFERRAL CONTRIBUTION LIMITATIONS. Contributions under subsections 4(a) and 4(b) shall be limited as provided below.

(i) EXCLUSION LIMIT. The maximum amount of contribution which any Member may make in any calendar year under subsections 4(a) and 4(b) is $17,000 (or such increased annual amount resulting from a cost of living adjustment pursuant to Sections 402(g)(4) and 415(d)(1) of the Code), reduced by the amount of elective deferrals by such Member under all other plans, contracts or arrangements of any Participating Company or Related Entity. If the contributions under subsections 4(a) and 4(b) for a Member for any calendar year exceed $17,000 (or such increased annual amount resulting from an adjustment described above) the Committee shall direct the Trustee to distribute the excess amount (plus any income and minus any loss allocable thereto, as calculated in accordance with subsection 4(e)(iv)) to the Member not later than April 15th following the close of such calendar year. If (A) a Member participates in another plan which includes a qualified cash or deferred arrangement, (B) such Member contributes in the aggregate more than the exclusion limit under subsections 4(a) and 4(b) of this Plan and the corresponding provisions of the other plan and (C) the Member notifies the Committee not later than March 1st following the close of such calendar year of the portion of the excess the Member has allocated to this Plan, then the Committee shall direct the Trustee to distribute to the Member not later than April 15th following the close of such calendar year the excess amount (plus any income and minus any loss allocable to such amount) which the Member allocated to this Plan.

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(ii) DISCRIMINATION TEST LIMITS. The Committee may limit the maximum amount of contribution for Members who are Highly Compensated Employees (within the meaning of Section 414(q) of the Code) to the extent it determines that such limitation is necessary to keep the Plan in compliance with Section 401(a)(4) or Section 401(k)(3) of the Code. Any limitation shall be effective for all payroll periods following the announcement of the limitation.

(iii) DISTRIBUTION LIMITATIONS. Amounts attributable to elective contributions may not be distributed earlier than upon one of the following events:

(A) The Employee’s retirement, death, disability or separation from service;

(B) The termination of the Plan without establishment of a successor plan as set forth in subsection 13(c);

(C) The Employee’s attainment of age 59 1⁄2 or the Employee’s hardship pursuant to Plan Section 10.

(d) SALARY DEFERRAL ACCOUNT. The salary deferral contributions allocated to a Member, as adjusted for investment gain or loss and income or expense, constitute such Member’s Salary Deferral Account. A Member shall at all times have a nonforfeitable interest in the Salary Deferral Account portion of his Account.

(e) COMPLIANCE WITH SALARY DEFERRAL DISCRIMINATION TESTS.

(i) RULE. In no event shall the “average actual deferral percentage” (as defined below) for Members who are Highly Compensated Employees (as defined in

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Section 414(q) of the Code) for any Plan Year bear a relationship to the “average actual deferral percentage” for Members who are not Highly Compensated Employees which does not satisfy either Section 4(e)(i)(A) or (B) below using the current year testing method.

(A) The requirement shall be satisfied for a Plan Year if the “average actual deferral percentage” for the group of Members who are Highly Compensated Employees that are eligible to make contributions under subsections 4(a) and 4(b) for any portion of the Plan Year is not more than the “average actual deferral percentage” of all others who are eligible to make contributions under subsections 4(a) and 4(b) for any portion of the Plan Year multiplied by 1.25.

(B) The requirement shall be satisfied for a Plan Year if (1) the excess of the “average actual deferral percentage” for the Members who are Highly Compensated Employees for the Plan Year that are eligible to make contributions under subsections 4(a) and 4(b) for any portion of the Plan Year over the “average actual deferral percentage” of all others who are eligible to make contributions for any portion of the Plan Year is not more than two percentage points and (2) the “average actual deferral percentage” for Members who are Highly Compensated Employees is not more than the “average actual deferral percentage” of all others eligible to make contributions under subsections 4(a) and 4(b) for any portion of the Plan Year multiplied by two.

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(ii) SPECIAL DEFINITION OF MEMBER. For purposes of this subsection 4(e), the term “Member” shall mean each Employee eligible to make contributions under subsections 4(a) and 4(b) at any time during a Plan Year. Such Members include:

(A) an Employee who would be a Member but for the failure to make required contributions;

(B) an Employee whose right to make elective contributions has been suspended because of an election (other than certain one-time elections) not to participate, a distribution, or a loan; and

(C) an Employee who cannot make an elective contribution because of the Section 415 limitations.

In the case of an eligible Employee who makes no elective contributions, the deferral ratio that is to be included in determining the “actual deferral percentage” is zero.

(iii) REFUND. If the relationship of the “actual deferral percentage” does not satisfy subsection 4(e)(i) for any Plan Year, then the Committee shall direct the Trustee to distribute the “excess contribution” (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto as calculated in accordance with subsection 4(e)(iv)) by the last-day of the following Plan Year to the Highly Compensated Employees on the basis of the respective portions of the “excess contribution” attributable to each, as determined under this subsection. The salary deferral contributions of the Highly Compensated Employees with the highest dollar amount of salary deferral contributions will be reduced by the amount required to cause the Highly Compensated Employee’s salary deferral contributions to equal the dollar amount of the salary deferral contributions taken into account for the Highly Compensated Employees with the next highest dollar amount of salary deferral contributions, and continuing in descending order until the total amount of excess contributions has been distributed. If such excess amounts are distributed more than 2’/2 months after the last day of the Plan

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Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Company or Related Entity maintaining the Plan with respect to such amounts. The “excess contribution” for any Plan Year is the excess of the aggregate amount of Participating Company contributions paid over to the Fund pursuant to subsections 4(a) and 4(b) on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions permitted for Highly Compensated Employees under subsection 4(e)(i). The portion of the “excess contribution” attributable to a Highly Compensated Employee is determined by reducing contributions made on behalf of Highly Compensated Employees in order of “actual deferral percentages” for each such employee, beginning with the highest of such percentages, until the “excess contribution” is eliminated. The amount of “excess contributions” to be distributed shall be reduced by excess deferrals previously distributed pursuant to subsection 4(c)(i) for the taxable year ending in the same Plan Year. Furthermore, excess deferrals to be distributed for a taxable year pursuant to subsection 4(c)(i) will be reduced by “excess contributions” previously distributed pursuant to this subsection 4(e)(iii) hereof for the Plan Year beginning in such taxable year. If an affected Highly Compensated Employee elected to make Salary Deferral Contributions and Roth Deferral Contributions, then such Highly Compensated Employee’s Salary Deferral Contributions will be distributed as “excess contributions” before any Roth Deferral Contributions are distributed.

(iv) ALLOCATION OF INCOME. Excess deferrals and “excess contributions” shall be adjusted for any income or loss up to the end of the Plan Year to which the excess deferrals or “excess contributions” relate.

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(v) ADDITIONAL DEFINITIONS. The “average actual deferral percentage” for a specific group of Members for a Plan Year shall be the average of the “actual deferral percentage” for each Member in the group for such Plan Year. The “actual deferral percentage” for a particular Member for a Plan Year shall be the ratio of the amount of Participating Company contributions paid over to the Fund pursuant to subsections 4(a) and 4(b) for such Member to the Member’s “compensation” for such Plan Year including, for Plan Years beginning after December 31, 1991, the Member’s “compensation” prior to satisfying the eligibility requirements of Section 3. For this purpose, “compensation” means compensation for service performed for a Participating Company which is currently includable in gross income or which is excludable from gross income pursuant to an election under a qualified cash or deferred arrangement under Section 401(k) of the Code or a cafeteria plan under Section 125 of the Code. In no event shall such “compensation” exceed the limitations of Section 401(a)(17) of the Code, as indexed.

(vi) CONTRIBUTIONS CONSIDERED. A Member’s salary deferral contributions will be taken into account under the actual deferral percentage test of this subsection 4(e) pursuant to Section 401(k)(3)(A) of the Code for a Plan Year only if it satisfies subsections 4(e)(vi)(A) and (B) below:

(A) The salary deferral contributions relate to compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 21/2 months after the close of the Plan Year (but for the deferral election);

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(B) The salary deferral contributions are allocated to the Employee as of a date within the Plan Year for which subsection 4(e)(i) applies. For this purpose, salary deferral contributions are considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the salary deferral contribution is actually paid to the trust no later than 12 months after the Plan Year to which the contribution relates. Notwithstanding the foregoing, salary deferral contributions that are distributed to a Member pursuant to Section 5 hereof shall be disregarded for purposes of determining a Member’s average actual deferral percentage for the year in which the excess annual addition arose.

(vii) AGGREGATION OF PLANS. In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then subsection 4(e)(i) shall be applied by determining the “average actual deferral percentages” of Members as if all such plans were a single plan. Plans permissively aggregated pursuant to this subsection must have the same Plan Year and the same testing methods. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Section 401(k) of the Code and corresponding regulations.

(viii) AGGREGATION OF CONTRIBUTIONS. The “average actual deferral percentage” for any member who is a Highly Compensated Employee for the Plan Year and who is eligible to have salary deferral contributions allocated to his account two or more plans described in Section 401(a) of the Code that are maintained by a Participating

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Company or Related Entity shall be determined as if the total of such Member contributions were made under this Plan and each other plan. For purposes of this subsection the contributions considered are those taken into account for each plan with a Plan Year ending with or within the same Plan Year of the plan being tested.

(f) PARTICIPATING COMPANY CONTRIBUTIONS.

(i) MATCHING CONTRIBUTION ACCOUNT. The Participating Companies shall contribute to the Fund such uniform percentage or dollar amount of the amount contributed with respect to a Member under subsections 4(a) and 4(b) as the Company, in its absolute discretion, shall determine. The Participating Companies shall pay over to the Trustee all contributions under this subsection no later than the due date, including extensions, for filing the Participating Companies’ federal income tax returns for the taxable year coincident with or within which the Plan Year with respect to which such contributions are to be made ended. Such contributions shall be allocated to the Matching Contribution Accounts of the Members with respect to whom they are made. A Member shall have a nonforfeitable interest in the Matching Contribution Account portion of his Account to the extent provided under Section 8.

(ii) NON-ELECTIVE CONTRIBUTION ACCOUNT. The Participating Companies shall contribute to the Fund a Non-Elective Contribution equal to two percent (2%) of a Non-Elective Contribution Member’s base salary for each Plan Year. The Non-Elective Contribution shall be allocated to the Non-Elective Contributions Account of each Non-Elective Contribution Member who was employed by his Participating Company on the last day of the Plan Year. Notwithstanding the foregoing, a Non-Elective Contribution Member who is otherwise eligible and who incurs a Disability

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during the Plan Year or whose employment with his Participating Company terminates during the Plan Year as a result of in-service death or Normal Retirement or Early Retirement shall, for purposes of this Subsection 4(f)(ii), be deemed to have been employed by his Participating Company on the last day of the Plan Year. The Participating Companies shall pay over to the Trustee all contributions under this subsection no later than the due date, including extensions, for filing the Participating Companies’ federal income tax returns for the taxable year coincident with or within which the Plan Year with respect to which such contributions are to be made ended. A Member shall have a nonforfeitable interest in the Non-Elective Contribution Account portion of his Account to the extent provided under Section 8. For purposes of this Subsection 4(f)(ii), a Non-Elective Contribution Member means an eligible Employee employed in a job code as specified the Board of Directors of the Company; provided, however, that an eligible Employee who is a Highly Compensated Employee shall not be considered a Non-Elective Contribution Member.

(g) EMPLOYER CONTRIBUTION ACCOUNT. The allocations made to a Member under subsection 4(f) as adjusted for investment gain or loss and income or expense, constitute the Member’s Employer Contribution Account, which consists of the Member’s Matching Contribution Account and Non-Elective Contribution Account. A Member shall have a nonforfeitable interest in the Employer Contribution Account portion of his Account to the extent provided under Section 8.

(h) COMPLIANCE WITH PARTICIPATING COMPANY MATCHING CONTRIBUTIONS DISCRIMINATION TESTS.

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(i) RULE. In no event shall the “average contribution percentage” (as defined below) for Members who are Highly Compensated Employees (as defined in Section 414(q) of the Code) for any Plan Year bear a relationship to the “average contribution percentage” for Members who are not Highly Compensated Employees which does not satisfy either subsection 4(h)(i)(A) or (B) below using the current year testing method.

(A) The requirement shall be satisfied for a Plan Year if the “average contribution percentage” for the group of Members who are Highly Compensated Employees that are eligible to make contributions under subsections 4(a) and 4(b) for any portion of the Plan Year is not more than the “average contribution percentage” of all others who are eligible to make contributions under subsections 4(a) and 4(b) for any portion of the Plan Year multiplied by 1.25.

(B) The requirement shall be satisfied for a Plan Year if (1) the excess of the “average contribution percentage” for the Members who are Highly Compensated Employees for the Plan Year that are eligible to make contributions under subsections 4(a) and 4(b) for any portion of the Plan Year over the “average contribution percentage” of all others who are eligible to make contributions for any portion of the Plan Year is not more than two percentage points and (2) the “average contribution percentage” for Members who are Highly Compensated Employees is not more than the “average contribution percentage” of all others eligible to make contributions under subsections 4(a) and 4(b) for any portion of the Plan Year multiplied by two.

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(ii) REFUND. If the relationship of the “average contribution percentages” does not satisfy subsection 4(h)(i) for any Plan Year, then the Committee shall direct the Trustee to distribute the “excess aggregate contribution” (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto including the period between the end of the Plan Year and the date of distribution or forfeiture) by the last day of the following Plan Year to the Highly Compensated Employees on the basis of the respective portions of the “excess aggregate contribution” attributable to each, as determined under this subsection. The matching contributions of the Highly Compensated Employees with the highest dollar amount of matching contributions will be reduced by the amount required to cause the Highly Compensated Employee’s matching contributions to equal the dollar amount of the matching contributions taken into account for the Highly Compensated Employees with the next highest dollar amount of matching contributions, and continuing in descending order until the total amount of excess aggregate contributions has been distributed. If such “excess aggregate contributions” are distributed more than 2 1⁄2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the employer maintaining the Plan with respect to those amounts. The “excess aggregate contribution” for any Plan Year is the excess of the aggregate amount of Participating Company contributions allocated on a matching basis pursuant to subsection 4(f)(i) on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions which could be allocated to Highly Compensated Employees under subsection 4(h)(i). The portion of the “excess aggregate contribution” attributable to a Highly Compensated Employee is determined by reducing Participating Company

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contributions allocated on a matching basis pursuant to Section 4(f)(i) allocated to Highly Compensated Employees in order of “contribution percentages” for each such employee, beginning with the highest of such percentages, until the “excess aggregate contribution” is eliminated. Any refund made to a Member in accordance with this subsection shall be drawn from his Matching Contribution Account. Notwithstanding the foregoing, if a Member does not have a one hundred percent (100%) nonforfeitable right to his Matching Contribution Account under subsection 8(d)(i), the forfeitable portion of any amount withdrawn from his Matching Contribution Account shall be forfeited and the vested portion shall be distributed to the Member.

“Excess aggregate contributions” shall be adjusted for any income or loss up to the end of the Plan Year to which the “excess aggregate contributions” relate.

(iii) ALLOCATION OF FORFEITURES. Any amounts forfeited by Highly Compensated Employees under this subsection shall be applied to first decrease Participating Company contributions to be made pursuant to subsection 4(f), and then to increase discretionary Participating Company contributions. Notwithstanding the foregoing, no forfeiture arising under this subsection shall be allocated to the Account of any Highly Compensated Employee.

(iv) ADDITIONAL DEFINITIONS. For purposes of this subsection 4(h), the term “Member” shall mean each Employee eligible to make contributions under subsections 4(a) and 4(b) at any time during a Plan Year. Such Members include:

(A) an Employee who would be a Member but for the failure to make required contributions;

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(B) an Employee whose right to receive matching contributions has been suspended because of an election (other than certain one-time elections) not to participate; and

(C) an Employee who cannot receive a matching contribution because Section 415(c)(1) of the Code prevents the Employee from receiving additional annual additions.

In the case of an eligible Employee who receives no matching contributions, the contribution ratio that is to be included in determining the ACP is zero.

The “average contribution percentage” for a specific group of Members for a Plan Year shall be the average of the “contribution percentage” for each Member in the group for such Plan Year. The “contribution percentage” for a particular Member shall be the ratio of the amount of Participating Company matching contributions allocated to a Member pursuant to subsection 4(f)(i) for a Plan Year and paid over to the Fund no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year to the Member’s “compensation” for such Plan Year. For this purpose, “compensation” means compensation for service performed for a Participating Company which is currently includable in gross income, or which is excludable from gross income pursuant to an election under a qualified cash or deferred arrangement under Section 401(k) of the Code, a cafeteria plan under Section 125 of the Code, or, effective as of January 1, 2000, a qualified transportation fringe benefit under Section 132(0(4) of the Code. In no event shall such “Compensation” exceed the limitations of Section 401(a)(17) of the Code, as indexed.

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(v) AGGREGATION OF CONTRIBUTIONS. The “contribution percentage” for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to make after tax contributions to any plan subject to Section 415 of the Code maintained by a Participating Company or a Related Entity or to have Participating Company matching contributions within the meaning of Section 401(m)(4)(A) of the Code allocated to his account under two or more plans described in Section 401(a) of the Code that are maintained by a Participating Company or a Related Entity shall be determined as if the total of such Member contributions and Participating Company matching contributions was made under this Plan and each other plan.

(vi) AGGREGATION OF PLANS. In the event that this Plan satisfies the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then subsection 4(h)(i) shall be applied by determining the “contribution percentages” of Members as if all such plans were a single plan. Plans permissively aggregated pursuant to this subsection must have the same Plan Year and use the same testing methods. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Section 401(m) of the Code and corresponding regulations.

(i) ROLLOVERS. Subject to uniform rules, any Employee as defined in subsection 1(1) may, subject to the Committee’s approval, transfer to the Plan all or a portion of an eligible rollover distribution from an eligible retirement plan. Such rollover contributions, if approved, shall be credited to the Employee’s Rollover Account.

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For the purpose of this subsection 4(i) only, “eligible retirement plan” shall mean: (i) a qualified plan described in Section 401(a) or 403(a) of the Code, (ii) an annuity plan described in Section 403(b) of the Code, (iii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state or (iv) a distribution from an individual retirement account or annuity described in Section 408(a) or (b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income. “Eligible rollover distribution” shall have the meaning described in Section 9(b)(iii) of the Plan except that it shall not include any after-tax contributions.

The Committee shall develop such procedures, and may require such information from an Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section.

Any Employee who has not met the eligibility requirements of subsection 3(a) but who has made Rollover Contributions into the Plan shall be considered a Member for purposes of Sections 6, 7, 8, 10, 11, 13, 14, 15 and 18 of the Plan.

Notwithstanding anything herein to the contrary, this Plan shall not accept any direct or indirect transfer (in a transfer after December 31, 1984) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Member.

(j) ROLLOVER ACCOUNT. Any contribution under subsection 4(i), as adjusted for investment gain or loss and income or expense, shall constitute the Member’s Rollover Account. A Member shall at all times have a nonforfeitable interest in the Rollover Account portion of his Account.

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(k) “FAILSAFE” CONTRIBUTIONS. The Participating Companies may make a special contribution to be allocated among all Employees who were eligible to participate in the Plan during the Plan Year and who are not Highly Compensated Employees within the meaning of Section 401(k)(5) of the Code in proportion to their Compensation. The amount of the contribution shall not exceed the amount, determined by the Committee, necessary to satisfy the discrimination standards of Section 401(k)(3) of the Code. Any such contribution shall be treated as an addition to the Member’s Salary Deferral Account and shall be subject to the vesting and distribution provisions of the Plan pertaining to elective contributions and the conditions described in Regulation 1.401(k)-2(a)(6)(iv) of the Code.

(l) PAYROLL TAXES. The Participating Companies shall withhold from the Compensation of the Members and remit to the appropriate government agencies such payroll taxes and income tax withholding as the Company determines is or may be necessary under applicable statutes or ordinances and the regulations and rulings thereunder.

(m) ROTH IN-PLAN CONVERSION CONTRIBUTIONS. In accordance with Section 402A(c)(4) of the Code and any guidance released thereunder, a Member who is eligible to receive a distribution from the Plan may elect a Roth in-Plan Conversion Contribution of an Eligible Rollover Distribution from any Account except his or her Roth Deferral Account or Roth Rollover Account. The converted amounts are included in the Member’s income in the year of the Roth in-Plan Conversion Contribution.

(n) ROTH IN-PLAN CONVERSION ACCOUNT. Any amounts converted under subsection 4(m), as adjusted for investment gain or loss and income or expense, shall constitute the Member’s Roth in-Plan Conversion Account. A Member shall at all times have a nonforfeitable interest in the Roth in-Plan Conversion Account portion of his Account.

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(o) ROTH ROLLOVER CONTRIBUTIONS. Subject to uniform rules, any Employee as defined in subsection 1(1) may, subject to the Committee’s approval, transfer to the Plan funds which represent Roth elective deferrals from the Roth elective deferrals account under an applicable retirement plan described in Section 402A(e)(1) of the Code, but only to the extent such direct rollover is permitted under Section 401(c) of the Code.

(p) ROTH ROLLOVER ACCOUNT. Any contribution under subsection 4(o), as adjusted for investment gain or loss and income or expense, shall constitute the Member’s Roth Rollover Account. A Member shall at all times have a nonforfeitable interest in the Roth Rollover Account portion of his Account.

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5.	MAXIMUM CONTRIBUTIONS AND BENEFITS

(a) DEFINED CONTRIBUTION LIMITATION. Notwithstanding any other provisions of the Plan, contributions and other additions with respect to a Member exceed the limitation of Section 415(c) of the Code if, when expressed as an annual addition (within the meaning of Section 415(c)(2) of the Code) to the Member’s account, such annual addition is greater than the lesser of:

(i) $45,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code,

(ii) one hundred percent (100%) of the Member’s compensation (as defined in Section 415(c)(3) of the Code) for the Limitation Year.

(b) DEFINITION OF “COMPENSATION” FOR CODE LIMITATIONS. For purposes of the limitations on the allocation of Annual Additions to a Member and maximum benefits under a defined benefit plan as provided for in this Section 5, “compensation” for a Limitation Year shall mean the sum of (i) amounts paid by a Participating Company or a Related Entity to the Member with respect to personal services rendered by the Member; (ii) earned income of a self-employed person with respect to a Participating Company or a Related Entity; (iii) amounts received by the Member (A) through accident or health insurance or under an accident or health plan maintained or contributed to by a Participating Company or a Related Entity and which are includable in the gross income of the Member, (B) through a plan contributed to by a Participating Company or a Related Entity providing payments in lieu of wages on account of a Member’s permanent and total disability, or (C) as a moving expense allowance paid by a Participating Company or a Related Entity and which are not deductible by the Member for federal income tax purposes; (iv) the value of a non-statutory stock option granted by a

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Participating Company or a Related Entity to the Member to the extent included in the Member’s gross income for the taxable year in which it was granted; (v) the value of property transferred by a Participating Company or a Related Entity to the Member which is includable in the Member’s gross income due to an election by the Member under Section 83(b) of the Code; and (vi) differential wage payments, as defined under Code section 3401(h)(2), paid by a Participating Company or a Related Entity to the Member. Compensation shall not include (i) contributions made by a Participating Company or Related Entity to a deferred compensation plan which, without regard to Section 415 of the Code, are not includable in the Member’s gross income for the taxable year in which contributed; (ii) Participating Company or Related Entity contributions made on behalf of a Member to a simplified employee pension plan to the extent they are deductible by the Member under Section 219(b)(7) of the Code; (iii) distributions from a deferred compensation plan (except from an unfunded non-qualified plan when includable in gross income); (iv) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Member either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (v) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option; and (vi) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or Participating Company or Related Entity contributions towards the purchase of an annuity contract described in Section 403(b) of the Code. Notwithstanding any other provisions of the Plan, the annual Compensation taken into account under the Plan shall not exceed the dollar limitation set forth in Section 401(a)(17) of the Code, as indexed.

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For purposes of applying the Annual Addition limitations, Compensation shall include any elective deferral (as defined in Section 402(g)(3) of the Code), and any amount which is not includable in the Member’s gross income by reason of Sections 125, 457 or 132(f)(4) of the Code.

Effective January 1, 2008, Compensation for purposes of this section shall also include any amounts received by the later of (1) 2 1⁄2 months after severance from employment or (2) the end of the Limitation Year that includes that date of severance from employment if, absent a severance from employment, such payments would have been paid to the Member while the Member continued employment with the Employer and is (a) regular compensation for services during the Member’s regular working hours, compensation for services outside the Member’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar compensation; or (b) payment for unused accrued bona fide sick, vacation, or other leave, but only if the Member would have been able to use the leave if the Member had continued employment.

(c) CORRECTION OF EXCESS CODE SECTION 415 ANNUAL ADDITIONS. Effective for limitation years beginning on or after January 1, 2008, any excess Code section 415 annual additions shall be corrected using the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2013-12, as amended or superseded.

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6.	ADMINISTRATION OF FUNDS

(a) INVESTMENT CONTROL. The management and control of the assets of the Plan shall be vested in the Trustee designated from time to time by the Company through its Board of Directors; provided, however, the Company, through its Board of Directors, or the Trustee, may appoint one or more Investment Managers to manage, acquire or dispose of any assets of the Plan and the Committee may instruct the Trustee to establish Investment Categories for selection by the Members in accordance with the Plan, in which case the Committee may at any time add to or delete from the Investment Categories.

For any Investment Category which may be composed of the Company’s common stock, the Trustee may purchase the common stock on the open market or, if acceptable to the Company, directly from the Company. If the Trustee-purchases the common stock from the Company, the basis for determining the price of the common stock will be established by the Plan Administrator and the Company. The Trustee is expressly authorized to acquire and hold Company common stock to the extent necessary to carry out these provisions.

(b) MEMBER ELECTIONS. If Investment Categories are established, then in accordance with uniform rules of general application established by the Committee, each Member shall have the right to designate the Investment Category or Categories in which the Trustee is to invest the subaccounts which constitute such Member’s Account. Such rules may permit each Member to specify separate investment for any or all of his subaccounts or require that all of a Member’s subaccounts be invested in a uniform manner. With respect to new contributions, a Member may elect to have flat dollar amounts invested under subsection 6(d) and the remainder allocated among the Investment Categories in multiples of one percent (1%) of the amount of such remainder. A Member may elect to transfer amounts between any of the Investment Categories.

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Such elections shall be made at such time, in such manner, and in such form as the Committee may prescribe through uniform and nondiscriminatory rules. The minimum amount transferable out of any one Investment Category shall be one percent (1%) of the value of the Members Account, or, if less, the entire amount invested under such option. Any designation or change in designation of Investment Category shall ultimately be verified in writing to the Committee. The Committee shall provide written confirmation of the enacted change to the Member. Any confirmation so provided shall be considered verified by the Member unless the Member notifies the Committee otherwise within ninety (90) days after he receives such confirmation. Unless the Committee provides otherwise, such change in designation shall be effective as soon as administratively feasible in accordance with rules established by the Committee. Any election of Investment Category by any Member shall, on its effective date, cancel any prior election. The Committee may limit the right of a Member (i) to increase or decrease his contributions to a particular Investment Category, (ii) to transfer amounts to or from a particular Investment Category or (iii) to transfer amounts between particular Investment Categories, if it determines that any such limitation is necessary or desirable to establish or maintain an Investment Category. In accordance with subsection 2(d), the Committee may promulgate separate accounting and administrative rules to facilitate the establishment or maintenance of an Investment Category. If, pursuant to subsection 6(c), the Committee authorizes an Investment Category limited to the Company’s common stock, then Participating Company contributions will be subject to the diversification requirements described in Section 401(a)(35)(C) of the Code.

(c) COMPANY STOCK CATEGORY. If the Committee authorizes an Investment Category limited to the Company’s common stock, it may permit a Member to direct that a portion of amounts allocable to his or her Account be invested in Company stock in accordance with the following rules:

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(i) The portion of amounts allocable to a Member’s Salary Deferral Account and Roth Deferral Account that may be directed to the Company stock category may not exceed twenty-five percent (25%) of the aggregate of the Members Salary Deferral Contributions and Roth Deferral Contributions.

(ii) A Member may not elect to transfer an amount into the Company stock category that would cause the Member’s investment in Company stock to exceed twenty-five percent (25%) of the Member’s Account.

(d) LIFE INSURANCE INVESTMENT CATEGORY. If the Committee authorizes an Investment Category limited to life insurance, it may permit a Member to direct that a portion of amounts allocable to his Salary Deferral Account be invested in life insurance in accordance with the following rules:

(i) POLICIES. A Member may elect to invest his Salary Deferral Account or Roth Deferral Account in individual or group insurance policies covering the Member, his spouse, or his children and in individual or group annuity contracts issued by one or more insurance companies. If individual policies are purchased for a Member’s Salary Deferral Account or Roth Deferral Account, such purchases may only be made with the Member’s consent. Individual policies shall be considered a separate Investment Category of the Member’s Salary Deferral Account or Roth Deferral Account and premiums on such policies shall be charged to such Salary Deferral Account or Roth Deferral Account. A Member may not borrow amounts from insurers issuing such policies or use such policies as security for a loan; however, the Trustee, with the consent of the Committee, may borrow against the policies to fund loans under Section 11 hereof.

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(ii) DISTRIBUTION. When a Member’s Salary Deferral Account or Roth Deferral Account is distributed, the Committee may direct the Trustee to convert into cash the entire value of any individual policies or contracts purchased for a Member’s Salary Deferral Account or Roth Deferral Account and to credit such amount to the Member’s Salary Deferral Account or Roth Deferral Account. If not so directed by the Committee, the Trustee shall distribute any or all of such policies or contracts intact to the Member.

(iii) BENEFICIARY OF POLICY ON MEMBER. The Trustee shall be the owner and beneficiary of any insurance policy on the Member’s life. The proceeds shall be distributed to the beneficiary determined under Section 7 hereof. A Member’s spouse will be the designated beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Sections 7 and 9. Under no circumstances shall the Trust retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance policy purchased hereunder, the Plan provisions shall control.

(iv) BENEFICIARY OF POLICY ON SPOUSE OR CHILD. To the extent that a Member’s Salary Deferral Account or Roth Deferral Account is invested in a life insurance policy on the life of the Member’s spouse or children, the beneficiary under such a policy shall be the Member, to the extent of the excess of the proceeds over the cash value, if any, at the time of the death of the insured, and the beneficiary of the balance of the proceeds shall be the Member’s Salary Deferral Account or Roth Deferral Account.

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(v) LIMITATION. Not more than 49.99% of the aggregate amount of Participating Company contributions made on behalf of any Member may be invested in ordinary life insurance contracts on the life of such Member or his spouse or children. Not more than 24.99% of the aggregate amount of Participating Company contributions on behalf of any Member may be invested in term life or universal life insurance contracts on the life of such Member or his spouse or children. If both ordinary and term life insurance contracts are purchased on the life of a Member or his spouse or children, the sum of the annual term life insurance premium plus one-half of the ordinary life insurance premium may not exceed 24.99% of the Participating Company contribution made on behalf of such Member for the Plan Year in question.

(vi) POLICY DIVIDENDS. Any dividends that become payable on any contracts shall be used to provide additional benefits for the Member or shall be credited to the Member’s Salary Deferral Account.

(e) NO MEMBER ELECTION. If Investment Categories are made available and a Member does not make a written election of Investment Category, then the Committee shall direct the Trustee to invest the Account of such Member in the Investment Category which, in the opinion of the Committee, best protects principal.

(f) FACILITATION. Notwithstanding any instruction from any Member for investment of funds in an Investment Category as provided for herein, the Trustee shall have the right to hold uninvested or invested in a short term investment fund any amounts intended for investment or reinvestment until such time as investment may be made in accordance with the Plan and the Trust Agreement.

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(g) VALUATIONS. The Fund and each Investment Category shall be valued by the Trustee at fair market value as of each Valuation Date.

(h) ALLOCATION OF GAIN OR LOSS. Any increase or decrease in the market value of each Investment Category of the Fund since the preceding Valuation Date and all income earned, expenses incurred and realized profits and losses, shall be determined in accordance with accounting methods uniformly and consistently applied and shall be added to or deducted from the Account of each Member based on the amount of a Member’s Account in such Investment Category at the prior Valuation Date in accordance with non-discriminatory procedures and rules adopted by the Committee. Before reallocation, the Accounts of the Members shall be reduced by any payments made therefrom in the period. At the Committee’s discretion uniformly applied, administrative expenses directly connected or associated with a particular Member’s Account may be charged to the Account. Notwithstanding the foregoing, allocation shall not be required to the extent the Fund, or any Investment Category thereof, is administered in a manner which permits separate valuation of each Member’s interest therein without separate incremental cost to the Plan or the Committee otherwise provides for separate valuation.

(i) PROVISIONS OPTIONAL. Nothing herein shall require the Committee to establish Investment Categories. If no Investment Categories are established, the Fund shall be administered as a unit.

(j) BOOKKEEPING. The Committee shall direct that separate bookkeeping accounts be maintained to reflect each Member’s Salary Deferral Account, Roth Deferral Account, Matching Contribution Account, Non-Elective Contribution Account, Rollover Account, Roth Rollover Account, and Roth in-Plan Conversion Account.

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7.	BENEFICIARIES AND DEATH BENEFITS

(a) DESIGNATION OF BENEFICIARY. Each Member shall have the right to designate one or more beneficiaries and contingent beneficiaries to receive any benefit to which such Member may be entitled hereunder in the event of the death of the Member prior to the distribution of such benefit by filing a written designation with the Committee on the form prescribed by the Committee. Such Member may thereafter designate a different beneficiary at any time by filing a new written designation with the Committee. Notwithstanding the foregoing, if a married Member designates a beneficiary other than his spouse, such designation or subsequent changes shall not be valid unless the spouse consented in writing witnessed by a notary public or a member of the Committee in a manner prescribed by the Committee. A spouse’s consent given in accordance with the Committee’s rules shall be irrevocable by the spouse with respect to the beneficiary then designated by the Member unless the Member makes a new beneficiary designation. Any written designation shall become effective only upon its receipt by the Committee. If the beneficiary designated pursuant to this subsection should die on or before the commencement of distribution of benefits and the Member fails to make a new designation, then his beneficiary shall be determined pursuant to subsection 7(b).

(b) BENEFICIARY PRIORITY LIST. If (i) a Member omits or fails to designate a beneficiary, (ii) no designated beneficiary survives the Member or (iii) the Committee determines that the Member’s beneficiary designation is invalid for any reason, then the death benefits shall be paid to the Member’s surviving spouse, or if the Member is not survived by his spouse, then to the Member’s estate.

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8.	BENEFITS FOR MEMBERS

The following are the only post employment benefits provided by the Plan:

(a) RETIREMENT BENEFIT.

(i) VALUATION. Each Member shall be entitled to a retirement benefit equal to one hundred percent (100%) of the Member’s Account as of the Valuation Date coincident with or next following his retirement on or after his Early Retirement or Normal Retirement Date.

(ii) EARLY RETIREMENT shall mean the first day of the month coinciding with or following the date on which a Member or former Member attains age 55.

(iii) LATE RETIREMENT. A Member who continues employment beyond his Normal Retirement Date shall continue to participate in the Plan. His Account shall become nonforfeitable upon his attaining his Normal Retirement Date.

(b) DEATH BENEFIT.

(i) VALUATION. In the event of the in-service death of a Member before actual retirement or termination, one hundred (100%) of the Member’s Account on the Valuation Date coincident with or next following his death shall constitute his death benefit and shall be distributed pursuant to Sections 7 and 9 (A) to his designated beneficiary or (B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).

(ii) SURVIVOR BENEFITS. In the event of the post-employment death of a retired or terminated Member before distribution of his vested Account balance has been made to him, his Account shall constitute a death benefit and shall be distributed (A) to his designated beneficiary or (B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).

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(c) DISABILITY BENEFIT. In the event a Member suffers a Disability before actual retirement, one hundred (100%) of the Member’s Account on the Valuation Date coincident with or next following his Disability shall constitute his Disability benefit, provided said Member severs from service with a Participating Company due to his Disability.

(d) TERMINATION OF EMPLOYMENT BENEFIT.

(i) VALUATION. In the event a Member terminates employment with all Participating Companies and all Related Entities other than by reason of retirement on or after his Normal Retirement or Early Retirement Date, Disability or in-service death, the Member shall be entitled to receive a benefit equal to:

(A) One hundred percent (100%) of his Salary Deferral Account, Roth Deferral Account, Rollover Account, Roth Rollover Account, Roth in-Plan Conversion Account, and Matching Contribution Account on the Valuation Date coincident with or last preceding distribution.

(B) One hundred percent (100%) of his Non-Elective Contribution Account if such Member has completed three (3) years of Service or attained age 60, whichever occurs first. If a Member has not completed three (3) years of Service or attained age 60, such Member shall not be entitled to receive any portion of his Non-Elective Contribution Account. Any amounts forfeited under this subsection shall be applied to decrease Non-Elective Contributions to be made pursuant to subsection 4(f)(ii).

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(ii) CHANGE IN VESTING SCHEDULE. If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Member’s nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Member with at least three (3) years of Service with the Participating Company may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Members who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting “five (5) years of Service” for “three (3) years of Service” where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(i) 60 days after the amendment is adopted;

(ii) 60 days after amendment becomes effective; or

(iii) 60 days after Member is issued written notice of the amendment by the Participating Company.

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9.	DISTRIBUTION OF BENEFITS

(a) COMMENCEMENT. The payment of benefits shall commence as soon after the Valuation Date following the Member’s termination of employment as is administratively feasible, except as provided below.

(i) TERMINATION OF EMPLOYMENT BENEFITS. If the nonforfeitable portion of the Member’s Account exceeds $5,000 and is not “immediately distributable”, distributions of benefits payable under subsection 8(d) shall not commence unless the Member consents to such distribution in writing. The Committee shall notify the Member of his right to defer said distribution, subject to the limitations of subsections 9(a)(ii) below. If the Member does not consent to distribution, his Account shall be retained in the Fund until such later date as the Member requests distribution. If the Member does not request distribution prior to his Normal Retirement Date or death, distribution shall commence as soon after the Valuation Date next following the first to occur of the Member’s Normal Retirement Date or death (provided the Committee receives notice of the Member’s death), as is administratively feasible.

(ii) DEFERRAL LIMITATION. In no event other than with the written consent of the Member shall the payment of benefits commence later than the sixtieth day after the close of the Plan Year in which the latest of the following occurs:

(A) the Member’s Normal Retirement Date;

(B) the Member’s separation from service; or

(C) the tenth anniversary of the year in which the Member commenced participation in the Plan.

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Provided, however, distribution of benefits must commence on or before the April 1st of the calendar year following the calendar year in which the Member attains age 70 1⁄2.

Notwithstanding anything herein to the contrary, a Member who is not a five percent (5%) owner may elect in writing by April 1 of the calendar year following the year in which the Member attained 70 1⁄2 to defer distribution until April 1 of the calendar year following the calendar year in which the Member retires. If no such written election is made, the Member will begin distributions by April 1 of the calendar year following the year in which the Member attained age 70 1⁄2.

Notwithstanding any provision of the Plan to the contrary, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the Final and Temporary Regulations published in the Federal Register on April 17, 2002. Notwithstanding any provision of the Plan to the contrary, the Plan will apply the minimum incidental benefit requirement of Section 401(a)(9)(G) of the Code.

Notwithstanding any provision of the Plan to the contrary, a Member or beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code (“2009 RMDs”) will not receive those distributions for 2009 unless the Member or beneficiary chooses to receive such distributions. Members and beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding any provision of the Plan to the contrary, and solely for purposes of applying the direct rollover provisions of the Plan, if a Member or beneficiary elects a distribution of his 2009 RMD amount, this amount will be treated as eligible rollover distribution.

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(iii) DEATH BENEFIT DEFERRAL LIMITATION. The payment of death benefits under the Plan shall commence as soon after the Valuation Date following the Member’s death as is administratively feasible or as the Member’s beneficiary elects, subject to the limitation of subsection 9(b)(ii).

(b) BENEFIT FORM.

(i) RETIREMENT AND TERMINATION BENEFITS. All benefits shall be distributed in one lump sum, except (A) Death benefits, which shall be paid in accordance with subsection 9(b)(ii) hereof and (B) benefits paid in accordance with Appendix A of the Plan. Notwithstanding the foregoing, all Members’ Accounts shall continue to be adjusted under subsection 6(h) through the Valuation Date coincident with or last preceding distribution.

(ii) DEATH BENEFITS. Unless a beneficiary elects to receive death benefits in a lump sum, death benefits shall be distributed in accordance with the life expectancy rule set forth in Section 401(a)(9)(B)(iii) of the Code and the Final and Temporary Regulations published in the Federal Register on April 17, 2002. If a beneficiary elects to receive death benefits in a lump sum, death benefits shall be distributed in one lump sum by December 31 of the calendar year containing the fifth anniversary of the Member’s date of death.

(iii) IRC 401(a)(31) COMPLIANCE.

(A) GENERAL RULE. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this subsection, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

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(B) DEFINITIONS.

1. ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (B) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (C) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (D) for distributions made after December 31, 1998, any hardship distribution.

2. ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is any of the following that accepts the distributee’s eligible rollover distribution: (a) an individual retirement account described in Section 408(a) of the Code, (b) a Roth individual retirement annuity described in Section 408A of the Code, (c) an individual retirement annuity described in Section 408(b) of the Code, (d) a qualified trust described in Section 401(a) of the Code, (e) an annuity contract described in Section 403(a) of

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the Code, (f) an annuity contract described in Section 403(b) of the Code, or (g) an eligible plan described in Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. Effective January 1, 1999, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such distribution paid directly to an eligible retirement plan. This definition of an eligible retirement plan shall also apply in case of a distribution to a surviving spouse, or to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code. However, for purposes of an eligible rollover distribution made to a nonspouse designated beneficiary on or after January 1, 2007, eligible retirement plan shall be limited to an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code, either of which is established for the purpose of receiving a distribution on behalf of the nonspouse distributee in accordance with Section 402(c)(11) of the Code. With regard to Roth Deferral Contributions, an “eligible retirement plan” shall only include an applicable retirement plan described in Section 402A(e)(1) of the Code that accepts a direct transfer of the Roth Deferral Contributions from the Plan, but only to the extent such direct transfer is permitted under Section 402(c) of the Code.

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3. DISTRIBUTEE. A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, or, effective January 1, 2007, a nonspouse designated beneficiary, are distributees with regard to the interest of the spouse or former spouse.

4. DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c) ACCOUNT BALANCES LESS THAN $5,000.

If a terminated Member’s vested Account balance does not exceed $5,000 on the Valuation Date coincident with or next following his termination, said Member’s vested Account balance shall be distributed in a lump sum payment as soon as administratively feasible after the date of termination. For purposes of determining the $5,000 limit described in this subsection, the value of a Member’s vested Account balance shall be determined without regard to that portion of the vested Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.

If the Member’s vested Account balance exceeds $1,000 (but is under $5,001) and the Member does not elect to have such distribution paid to an eligible retirement plan specified by the Member in a direct rollover or to receive the distribution directly, the Plan Administrator

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shall pay the distribution in cash in a direct rollover to an individual retirement plan designated by the Plan Administrator. For purposes of determining the $1,000 limit described in this subsection, the value of a Member’s vested Account balance shall include the portion of the vested Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Section 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. Neither an eligible rollover distribution in the form of a Plan loan offset amount nor a distribution to a surviving spouse, beneficiary or an alternate payee shall be subject to the direct rollover requirement described in this subsection.

(d) DEFINITIONS. The following definitions shall apply to Section 7 and this Section 9 hereof:

(i) “Immediately distributable benefit” shall mean the vested Account balance which could be distributed to a Member (or surviving spouse) before said Member attains (or would have attained if not deceased) the later of his Normal Retirement Date or age 62.

(ii) “Spouse” (surviving spouse) shall mean the spouse or surviving spouse of the Member, provided that a former spouse will not be treated as the spouse or surviving spouse if the Member re-marries within 1 year of the date of distribution, and remains married for the 1 year period ending on the date of death.

(e) WITHHOLDING. All distributions under the plan are subject to federal, state and local withholding as required by applicable law as in effect from time to time.

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10.	IN-SERVICE DISTRIBUTIONS

(a) AGE 59-1/2. A Member who has attained age 59 1⁄2 shall have the right to withdraw all or a portion of his vested Account balance as of the Valuation Date next following the Members timely delivery of request for withdrawal to the Committee.

(b) HARDSHIP. A Member shall have the right to request an in-service distribution from his Salary Deferral Account and his Roth Deferral Account (subject to the limitations in subsection 10(e)) for purposes of hardship (a “Hardship Withdrawal”). A distribution is on account of hardship only if the distribution both (i) is made on account of an immediate and heavy financial need of the Member and (ii) is necessary to satisfy such financial need. The Member must, however, furnish the Committee with satisfactory proof that the amount of such Hardship Withdrawal will be used solely and exclusively for one or more of the purposes listed in subsection 10(c) below, and that the Member does not have other reasonably available funds for such purpose(s).

(c) NEED. A distribution shall be deemed to be made on account of an immediate and heavy financial need of the Member if the distribution is on account of: (i) the purchase (excluding mortgage payments) of a principal residence for the Member; (ii) the payment of tuition, related educational fees and room and board expenses, for the next twelve (12) months of post-secondary education for the Member, his/her spouse, his/her children or other dependents (as defined in Section 152 of the Code without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) of the Code); (iii) the payment of expenses to prevent the eviction of the Member from his/her principal residence or foreclosure on a mortgage secured by the Member’s principal residence; (iv) the payment of medical expenses, described in Section 213(d) of the Code, of the Member, his/her spouse, or his/her dependents (as defined in Section 152 of the Code) for which

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reimbursement by way of insurance or otherwise is not available; (v) the payment of burial or funeral expenses for the Member’s deceased parents, spouse, children or dependents (as defined in Section 152 of the Code and without regard to Section 152(d)(1)(B)); and (vi) the payment of expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).

(d) SATISFACTION OF NEED. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Member only if all of the requirements or conditions set forth below are satisfied or agreed to by the Member, as appropriate.

(i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Member, including, if requested, any amounts necessary to pay the income and excise taxes arising on account of the distribution.

(ii) The Member has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans subject to Section 415 of the Code maintained by the Company and any Related Entity.

(iii) The Member’s elective contributions under this Plan and each other plan subject to Section 415 of the Code maintained by the Company or a Related Entity in which the Member participates are suspended for six (6) months after the receipt of the distribution. This provision will apply to any Member who receives a distribution pursuant to Section 10 of the Plan after December 31, 2001.

(e) LIMITATIONS. Distributions from a Member’s Salary Deferral Account made on account of hardship shall be limited to the sum of (i) the Member’s elective contributions under the plan and (ii) income allocable to such contributions credited to the Member’s account as of

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December 31, 1988. No more than one distribution may be made to any Member under this Section in any six (6) month period. Distributions shall be subject to the withholding requirements of subsection 9(e). A hardship withdrawal made on or after January 1, 1999 will not be a rollover distribution. Distributions from a Member’s Roth Deferral Account made on account of hardship shall be limited to such contributions made to the Plan (and not the income allocable thereto).

(f) ROLLOVER ACCOUNT. Notwithstanding any provision in the Plan to the contrary, a Member shall have the right to withdraw all or a portion of his Rollover Account or Roth Rollover Account balance as of the Valuation Date next following the Member’s timely delivery of a request for withdrawal to the Committee.

(g) DISTRIBUTIONS WHILE PERFORMING SERVICE IN THE UNIFORMED SERVICES. Notwithstanding any provision in the Plan to the contrary, a Member shall have the right to withdraw all or a portion of his Salary Deferral Account and his Roth Deferral Account balance as of the date on which the Member has been performing service in the uniformed services for a period of more than 30 days. If a Member takes a distribution under the provisions of this subparagraph (g), that Member will be barred from making salary deferrals or Roth Deferral Contributions during the six (6) month period beginning on the date of distribution. The Member must provide the Company with sufficient documentation from the United States Military confirming that he or she is performing service in the uniformed services.

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(h) QUALIFIED RESERVIST DISTRIBUTIONS. Notwithstanding any provision in the Plan to the contrary, a Member who is a Qualified Reservist shall have the right to withdraw all or a portion of his Salary Deferral Account and his Roth Deferral Account. A Qualified Reservist is a Member who:

(i) was, by reason of his or her being a member of a “reserve component” (as defined in section 101 of title 37 of the United States Code), ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and

(ii) is on active duty when the distribution is made.

The Member must provide the Company with sufficient documentation from the United States Military confirming that he or she was called to active duty.

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11.	LOANS

(a) COMMITTEE DISCRETION. The Committee, in its discretion, shall have the right to direct that a bona fide loan be made from a Member’s vested account balance to any Member who requests the same. If the Company acquires an entity that sponsors a plan that satisfies the qualification requirements of Section 401(a) of the Code, the Committee, in its discretion, shall have the right to accept the transfer of one loan made by such plan to an individual who becomes a Member in this Plan as a result of the acquisition of the entity; provided, however, that no additional loan shall be issued to such Member until such transferred loan is fully repaid. For purposes of this Section 11, the term “Member” shall not include any beneficiary or terminated employee with a deferred vested account balance. All such loans shall be subject to the requirements of this Section and such other rules which the Committee shall from time to time prescribe. Eligibility for and the rules with respect to loans shall be uniformly applied to all Members. Nothing in this Section shall require the Committee to make loans available to Members or to accept the transfer of any loan made by any other plan.

(b) MINIMUM REQUIREMENTS. To the extent the Committee authorizes loans to Members, such loans shall be subject to the following rules:

(i) PRINCIPAL AMOUNT. The principal amount of the loan to a Member shall be subject to a minimum of $1,000 and may not exceed, when added to the outstanding balance of all other loans to the Member from the Plan, the lesser of (A) $50,000, reduced by the excess of the highest outstanding balance of loans to the Member from the Plan during the one (1) year period ending on the day before the date on which such loan was made over the outstanding balance of loans to the Member from the Plan on the date on which such loan is so made or (B) fifty percent (50%) of the Member’s nonforfeitable account on the Valuation Date last preceding the date on which the loan is made.

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(ii) MAXIMUM TERM. Generally, the term of the loan may not exceed five (5) years. However, if the Member demonstrates that the purpose of a loan is to acquire a principal residence for the Member, then the maximum term shall be ten years.

(iii) INTEREST RATE. The interest rate shall be a rate equivalent to the prime interest rate effective on the first business day of each month plus one percent (1%).

(iv) REPAYMENT. The loan shall be repaid over its term in level installment payments made at least quarterly. If the Member is an active employee, the payments shall correspond to the Member’s payroll period. As a condition precedent to approval of the loan, the Member shall be required to authorize payroll withholding in the amount of each installment.

(v) COLLATERAL. The loan shall be secured by the Member’s account to the extent of the principal amount of the loan plus accrued interest. No more than fifty percent (50%) of the Member’s vested account balance may be used to secure a loan. The Committee, according to a uniform rule, may require a Member to post additional collateral to secure a loan.

(vi) DISTRIBUTION OF ACCOUNT. If the nonforfeitable portion of a Member’s account is to be distributed prior to the Member’s payment of all principal and accrued interest due on any loan to such Member, the distribution shall include as an offset the amount of unpaid principal and interest due on the loan.

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(vii) NOTES. All loans shall be evidenced by a note containing such terms and conditions as the Committee shall require.

(viii) MULTIPLE LOANS. A member shall be permitted only one outstanding loan at any time.

(c) ACCOUNTING. The principal amount of any loan shall be treated as a separate earmarked investment of the borrowing Member. All payments of principal and interest with respect to such loan shall be credited to a separate account for the borrowing Member until redeposited into the Fund in accordance with the Member’s election.

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12.	TITLE TO ASSETS.

No person or entity shall have any legal or equitable right or interest in the contributions made by any Participating Company, or otherwise received into the fund, or in any assets of the Fund, except as expressly provided in the Plan.

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13.	AMENDMENT AND TERMINATION

(a) AMENDMENT. In accordance with the provisions of subsection 2(e)(i) hereof, the provisions of this Plan may be amended by the Company from time to time and at any time, in whole or in part, provided that no amendment shall be effective unless the Plan as so amended shall be for the exclusive benefit of the Members and their beneficiaries. No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Member’s Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Member as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s right to his Account balance will not be less than his percentage computed under the plan without regard to such amendment.

(b) TERMINATION. While it is the Company’s intention to continue the Plan in operation indefinitely, the right is, nevertheless, expressly reserved to terminate the Plan in whole or in part or discontinue contributions in the event of unforeseen conditions. Any such termination, partial termination or discontinuance of contributions shall be effected only upon condition that such action is taken as shall render it impossible for any part of the corpus of the Fund or the income therefrom to be used for, or diverted to, purposes other than the exclusive benefit of the Members and their beneficiaries.

(c) CONDUCT ON TERMINATION. If the Plan is to be terminated at any time without establishment of a successor plan, the Company shall give written notice to the Trustee which shall thereupon revalue the assets of the Fund and the accounts of the Members as of the date of termination, partial termination or discontinuance of contributions and, after discharging and

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satisfying any obligations of the Plan, shall allocate all unallocated assets to the Accounts of the Members at the date of termination, partial termination or discontinuance of contributions as provided for in Section 6. Upon termination, partial termination or discontinuance of contributions the Accounts of Members affected thereby shall be nonforfeitable. The Committee, in its sole discretion, shall instruct the Trustee either (i) to pay over to each affected Member his Account or (ii) to continue to control and manage the Fund for the benefit of the Members to whom distributions will be made in later periods at the time provided in Section 8 and in the manner provided in Section 9. For purposes of this paragraph, “successor plan” shall be as defined in Treasury Regulation 1.401(k) - 1(d)(4). Any distribution under this subsection 13(c) must be a lump-sum distribution.

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14.	LIMITATION OF RIGHTS

(a) ALIENATION. None of the payments, benefits or rights of any Member shall be subject to any claim of any creditor of such Member and, in particular, to the fullest extent permitted by law, shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Member. No Member shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits, or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as hereinabove provided. For purposes of this subsection, neither a loan made to a Member nor the pledging of the Member’s Account as security therefor, both pursuant to Section 11, shall be treated as an assignment or alienation unless such loan is subject to the tax imposed by Section 4975 of the Code.

(b) QUALIFIED DOMESTIC RELATIONS ORDER EXCEPTION. Subsection 14(a) shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member under a qualified domestic relations order within the meaning of Section 414(p) of the Code.

In the case of any payment before a Member has separated from service, such an order may require that payment of benefits be made to an Alternate Payee prior to the date on which the Member is entitled to a distribution under the Plan, regardless of whether the Member has attained the earliest retirement age under Section 414(p)(4) of the Code. However, if the present value of the amount awarded to the Alternate Payee by the qualified domestic relations order is greater than $5,000, the Alternate Payee must consent in writing before an immediate distribution may be made.

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Payment made pursuant to this subsection may be made to the Alternate Payee:

(i) as if the Member had retired on the date on which payments are to begin, based on the Account balances actually credited, and not considering any Participating Company subsidy for early retirement, and

(ii) in any form in which such benefits may be paid under the Plan to the Member (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and such Payee’s subsequent spouse).

For purposes of this subsection, “Alternate Payee” shall mean the spouse, former spouse, child or other dependent of a Member who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to a Member.

(c) EMPLOYMENT. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefit shall be construed as giving any Member or Employee, or any person whomsoever, any legal or equitable right against any Participating Company, the Trustee or the Committee, unless such right shall be specifically provided for in the Trust Agreement or the Plan or conferred by affirmative action of the Committee or the Company in accordance with the terms and provisions of the Plan or as giving any Member or Employee the right to be retained in the employ of any Participating Company. All Members and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

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15.	MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS

In the case of any Plan merger or Plan consolidation with, or transfer of assets or liabilities of the Plan to, any other qualified retirement plan, each Member in the Plan must be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan were then to terminate) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had been terminated).

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16.	PARTICIPATION BY RELATED ENTITIES

(a) COMMENCEMENT. Any entity which is a Related Entity with respect to the Company may, with the permission of the Board of Directors, elect to adopt this Plan and the accompanying Trust Agreement.

(b) TERMINATION. The Company, may, by action of the Board of Directors, determine at any time that any such Participating Company shall withdraw and establish a separate plan and fund. The withdrawal shall be effected by a duly executed instrument delivered to the Trustee instructing it to segregate the assets of the Fund allocable to the Employees of such Participating Company and pay them over to the separate fund.

(c) SINGLE PLAN. The Plan shall at all times be administered and interpreted as a single plan for the benefit of the Employees and all Participating Companies.

(d) DELEGATION OF AUTHORITY. Each Participating Company, by adopting the Plan, acknowledges that the Company has all the rights and duties thereof under the Plan and the Trust Agreement, including the right to amend the same.

(e) DISPOSITION OF ASSETS OR SUBSIDIARY. Distributions may be made in connection with the Company’s disposition of assets or a subsidiary to those Members who continue in employment with the purchaser of the assets or with the subsidiary, provided that the purchaser or the subsidiary does not maintain the Plan after the disposition.

(f) FORM OF DISTRIBUTIONS. All distributions made pursuant to this Section 16 shall be lump sum distributions as defined in Section 402(d)(4) of the Code, without regard to subparagraphs (A)(i) through (iv), (B), and (F) of said Code Section, unless otherwise indicated in an appendix to the Plan.

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17.	TOP-HEAVY REQUIREMENTS

(a) GENERAL RULE. For any Plan Year in which the Plan is a top-heavy plan or included in a top-heavy group as determined under this Section, the special requirements of this Section shall apply. The Plan shall be a top-heavy plan (if it is not included in an “aggregation group”) or a plan included in a top-heavy group (if it is included in an “aggregation group”) with respect to any Plan Year if the sum as of the “determination date” of the “cumulative accounts” of “key employees” for the Plan Year exceeds sixty percent (60%) of a similar sum determined for all “employees”, excluding “employees” who were “key employees” in prior Plan Years only.

(b) DEFINITIONS. For purposes of this Section, the following definitions shall apply to be interpreted in accordance with the provisions of Section 416 of the Code and the regulations thereunder.

(i) “AGGREGATION GROUP” shall mean the plans of each Participating Company or a Related Entity included below:

(A) each such plan in which a “key employee” is a Member;

(B) each other such plan which enables any plan in subsection (A) above to meet the requirements of Section 401(a)(4) or 410 of the Code;

(C) each other plan not required to be included in the “aggregation group” which the Company elects to include in the “aggregation group” in accordance with the “permissive aggregation group” rules of the Code if such group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account; and

(D) each terminated plan of the Company that was maintained within the last five (5) years ending on the “determination date”.

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(ii) “CUMULATIVE ACCOUNT” for any “employee” shall mean the sum of the amount of his accounts under this Plan plus all defined contribution plans included in the “aggregation group” (if any) as of the most recent valuation date for each such plan within a twelve (12) month period ending on the “determination date”, increased by any contributions due after such valuation date and before the “determination date” plus the present value of his accrued benefit under all defined benefit pension plans included in the “aggregation group” (if any) as of the “determination date”. For a defined benefit plan, the present value of the accrued benefit as of any particular determination date shall be the amount determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Participating Companies and all Related Entities, or (B) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code, as of the most recent valuation date for the defined benefit plan, under actuarial equivalent factors specified therein, which is within a twelve (12) month period ending on the determination date. For this purpose, the valuation date shall be the date for computing plan costs for purposes of determining the minimum funding requirement under Section 412 of the Code. “Cumulative accounts” of “employees” who have not performed an Hour of Service for any Participating Company or Related Entity for the one (1) year period ending on the “determination date” shall be disregarded. An “employee’s” “cumulative account” shall be increased by the aggregate distributions during the one (1) year period ending on the “determination date” made with respect to him under any plan in the “aggregation group”. In the case of a distribution made for a reason other than severance from employment, Disability or death, “five (5) year period”

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shall be substituted for “one (1) year period” in the preceding sentence. Rollovers and direct plan-to-plan transfers to this Plan or to a plan in the “aggregation group” shall be included in the “employee’s” “cumulative account” unless the transfer is initiated by the “employee” and made from a plan maintained by an employer which is not a Participating Company or Related Entity.

(iii) “DETERMINATION DATE” shall mean with respect to any Plan Year the last day of the preceding Plan Year; however, for the first Plan Year the term shall mean the last day of such Plan Year.

(iv) “EMPLOYEE” shall mean any person (including a beneficiary thereof) who has or had an Account held under this Plan or a plan in the “aggregation group” including this Plan at any time during the Plan Year or any of the four preceding Plan Years. Any “employee” other than a “key-employee” described in subsection 17(b)(v) shall be considered a “non-key employee” for purposes of this Section 17.

(v) “KEY EMPLOYEE” shall mean any “employee” or former “employee” (including any deceased “employee”) who at any time during the Plan Year that includes the “determination date” was:

(A) an officer of a Participating Company having an annual compensation greater than $145,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2006);

(B) a five percent (5%) owner of a Participating Company; or

(C) a one percent (1%) owner of a Participating Company having an annual compensation of more than $150,000.

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For the purpose of this subsection 17(b)(v), annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a “key employee” will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(vi) “COMPENSATION”. For purposes of this Section 17, “compensation” shall mean compensation as defined in Section 5(b) of the Plan.

(c) VESTING. The schedule set forth below shall be substituted for the schedule contained in subsection 8(d)(i) to the extent it provides for more rapid vesting.

YEARS OF SERVICE	NONFORFEITABLE PERCENTAGE
Less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 years or more	100%

The schedule above shall apply to all benefits accrued as of the date the schedule becomes effective and all benefits accrued for Plan Years thereafter to which this Section applies. If the Plan ceases to be top-heavy, no benefit which became nonforfeitable under the schedule above shall become forfeitable. For Members with three years of Service or more, the schedule shall continue to apply to future accruals to the extent it provides for more rapid vesting.

(d) MINIMUM CONTRIBUTION. Minimum Participating Company contributions and forfeitures for a Member who is not a “key employee” shall be required in an amount equal to

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the lesser of three percent (3%) of compensation (as defined in subsection 17(b)(vi) herein) or the highest percentage of Participating Company contributions and forfeitures expressed as a percentage of the first $225,000 (or an increased amount permitted under a cost of living adjustment), contributed for any “key employee” under Section 4. If the highest rate allocated to a “key employee” for a year in which the plan is top heavy is less than three percent (3%), amounts attributable to a salary reduction shall be included in determining contributions made on behalf of “key employees.” For purposes of this subsection, employer social security contributions shall be disregarded.

Each “non-key employee” of a Participating Company who has not separated from service at the end of the Plan Year and who has satisfied the eligibility requirements of subsection 3(a) shall receive any minimum contribution provided under this Section 17 without regard to (i) whether he is credited with 1,000 Hours of Service in the Plan Year (ii) earnings level for the Plan Year or (iii) whether he elects to make contributions under subsection 4(a) or 4(b). If an “employee” participates in both a defined benefit plan and a defined contribution plan, the minimum benefit shall be provided under the defined benefit plan. If an “employee” participates in another defined contribution plan, the minimum benefit shall be provided under the other defined contribution plan.

For the purposes of this subsection, any matching contributions made under this Plan shall be taken into account for the purposes of satisfying the Minimum Participating Company contributions requirements under the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan. Matching contributions that are used to satisfy the Minimum Contributions requirement shall be treated as matching contributions for the purposes of “actual contribution percentage” test and other requirements of Section 401(m) of the Code.

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18.	MISCELLANEOUS

(a) INCAPACITY. If the Committee determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may make payments to such person for his benefit, or apply the payments for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit in accordance with the provisions of this subsection shall be a complete discharge of any liability to make such payment.

(b) REVERSIONS. In no event, except as provided herein, shall the Trustee return to a Participating Company any amount contributed by it to the Plan.

(i) MISTAKE OF FACT. In the case of a contribution made by a good faith mistake of fact, the Trustee shall return the erroneous portion of the contribution, without increase for investment earnings, but with decrease for investment losses, if any, within one (1) year after payment of the contribution to the Fund.

(ii) DEDUCTIBILITY. To the extent deduction of any contribution determined by the Company in good faith to be deductible is disallowed, the Trustee, at the option of the Company, shall return that portion of the contribution, without increase for investment earnings but with decrease for investment losses, if any, for which deduction has been disallowed within one (1) year after the disallowance of the deduction.

(iii) INITIAL QUALIFICATION. In the event there is a determination that the Plan does not initially satisfy all applicable requirements of Section 401 of the Code, all contributions made by a Participating Company incident to that initial qualification shall be returned to the Participating Company by the Trustee within one (1) year after

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the date on which the initial qualification is denied, but only if the Company submitted an application for such initial determination by the due date of the Company’s income tax return for the taxable year in which the Plan was adopted, or such later date as the Secretary may prescribe.

(iv) LIMITATION. No return of contribution shall be made under this subsection which adversely affects the Plan’s qualified status under regulations, rulings or other published positions of the Internal Revenue Service or reduces a Member’s Account below the amount it would have been had such contribution not been made. This subsection shall not preclude refunds made in accordance with subsections 4(c)(i), 4(e)(iii) and 4(h)(ii).

(c) EMPLOYEE DATA. The Committee or the Trustee may require that each Employee provide such data as it deems necessary upon his becoming a Member in the Plan. Each Employee, upon becoming a Member, shall be deemed to have approved of and to have acquiesced in each and every provision of the Plan for himself, his personal representatives, distributees, legatees, assigns, and beneficiaries

(d) LAW GOVERNING. This Plan shall be construed, administered and applied in a manner consistent with the laws of the State of California.

(e) PRONOUNS. The use of the masculine pronoun shall be extended to include the feminine gender wherever appropriate.

(f) INTERPRETATION. The Plan is a profit sharing plan including a qualified, tax exempt trust under Sections 401(a) and 501(a) of the Code and a qualified cash or deferred arrangement under Section 401(k)(2) of the Code. The Plan shall be interpreted in a manner consistent with its satisfaction of all requirements of the Code applicable to such a plan.

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IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, it has caused the same to be signed by its officers thereunto duly authorized, and its corporate seal to be affixed thereto, this 12 day of August, 2014.

Attest:	TRIMBLE NAVIGATION LIMITED

/s/ James A. Kirkland	/s/ James A. Kirkland
Assistant Secretary	Name: James A. Kirkland
Title: Vice President

[Corporate Seal]

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APPENDIX A

PART I

The Tripod Data Systems, Inc. Employee Savings Plan (the “TDS Plan”) was merged into the Plan as of December 5, 2001 (the “Merger Date”). As part of that merger, all TDS Plan participants who were employed by Tripod Data Systems, Inc. as of the Merger Date and whose TDS Plan accounts were merged into the Plan will be one hundred percent (100%) vested in their interest in such TDS accounts as of the Merger Date. No action will be taken with respect to the vesting percentages of the TDS accounts for the TDS Plan participants who were not employed by Tripod Data Systems, Inc. as of the Merger Date.

PART II

As part of the merger of the TDS Plan and the Plan, each participant of the TDS Plan will receive a benefit after such merger which is equal to or greater than the benefit such participant would have received immediately before the merger. Immediately after the Merger Date, the Plan was amended, in accordance with the applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder, to eliminate the Qualified Joint and Survivor Annuity or a Qualified Preretirement Annuity form of distribution for the former TDS plan participants. This became effective April 1, 2002. In February of 2002, in accordance with Internal Revenue Code and the regulations promulgated thereunder, all other forms of distributions (other than for a death benefit) were eliminated from the Plan except for single sum payments. This amendment becomes effective on the 90th day after such participant receives a summary that reflects this amendment and such summary satisfies the U.S. Department of Labor requirements for a summary of material modifications. Notwithstanding the foregoing, neither of the amendments described above shall not become effective for any affected participant with an annuity or installment starting date before the 90th day after such participant receives a summary that reflects this amendment and such summary satisfies U.S. Department of Labor requirements for a summary of material modifications.

A-1

RESOLUTIONS OF THE BOARD OF DIRECTORS

OF

TRIMBLE NAVIGATION LIMITED

WHEREAS, Trimble Navigation Limited (the “Company”) maintains the Trimble Navigation Savings and Retirement Plan (the “Plan”), a plan intended to be qualified under section 401(a) of the Internal Revenue Code; and

WHEREAS, the Company has previously amended the Plan pursuant to the authority granted under Article 13 of the Plan in order to facilitate compliance with certain changes in the tax laws relating to retirement plans; and

WHEREAS, it is now desirable to restate the Plan as previously amended in its entirety;

NOW THEREFORE, BE IT RESOLVED, that the Board hereby approves and adopts the Plan, as amended and restated, in the form attached hereto as Exhibit A; and

FURTHER RESOLVED, that the officers of the Company and the Plan Administrator of the Plan, as appropriate, are hereby authorized and directed to execute such documents and take such actions deemed by them necessary or appropriate to more fully effectuate and carry out the intention of the foregoing resolutions.

I, James A. Kirkland, Assistant Secretary of the Board of Trimble Navigation Limited, do hereby certify that the foregoing is a full, true and correct copy of the certain resolutions that the Board of Directors of said Trimble Navigation Limited unanimously adopted at the August 11, 2014 meeting and that these resolutions are in full force and not revoked.

WITNESS my hand and seal of Trimble Navigation Limited as this day 12 of August, 2014.

By:	/s/ James A. Kirkland
James A. Kirkland, Assistant Secretary Trimble Navigation Limited